Exhibit 99.1

Nasdaq issues SCWorx Notice of Deficiency Due to Company’s 2020 Form 10K not yet being Filed

NEW YORK, NY, April 23, 2021 -- SCWorx Corp. (Nasdaq: WORX) announced today that on April 19, 2021 and April 21, 2021, the Nasdaq Stock Market notified the Company that it was not in compliance with the Nasdaq’s rules for continued listing because the Company has not yet filed its 10-K for the fiscal year ended December 31, 2020 (“2020 10-K”), as required by Nasdaq Rule 5250(c)(1) (the April 21 notification superseded the April 19 notification). The initial Nasdaq notification gave the Company 60 days to submit a compliance plan. As a result of the Company’s stated objective of filing its 2020 10-K by around May 17, 2021, the most recent Nasdaq notice requires the Company to submit its plan to regain compliance, no later than May 19, 2021.

The Company intends to file its 2020 10-K during the week of May 17, 2021. If the 2020 10-K is not filed prior to May 19, 2021, then the Company will submit its compliance plan to Nasdaq by such date.

About SCWorx Corp.

SCWorx has created an advanced attributed virtualized item data warehouse utilizing machine learning and artificial intelligence to offer a suite of software-as-a-service-based solutions for healthcare providers. The value proposition for customers revolves around the full integration of all solution modules with the company’s data platform. The solution modules include Virtual Item Master, data cleanse and normalization, contract management and request for pricing (RFP) module, automated rebate management module, data interoperability (EMR, MMIS, finance) module, Automated Item Add Portal, Virtual General Ledger, and the data analytics module. SCWorx creates a single source for information for the healthcare provider’s data governance and analytics requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future contract renewals and terminations, future financial position, prospects, plans and objectives of management are forward-looking statements. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. You should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, delays in completing the audit of its 2020 financial statements, securing future contracts and orders, future product sourcing, supply disruptions, containing costs, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and other important factors that are detailed in filings with the Securities and Exchange Commission made from time to time by SCWorx, including its Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the company’s ability to control or predict. SCWorx undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

ir@scworx.com

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